Exhibit 99.1

PRESS RELEASE

Beazer Homes Reports Second Quarter Fiscal 2020 Results
ATLANTA, April 30, 2020 - Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced its financial results for the three and six months ended March 31, 2020.
“We generated strong second quarter results, highlighted by growth in revenue, margin and profitability, said Allan P. Merrill, Chairman and Chief Executive Officer of Beazer Homes. “Of course, these results were overshadowed by the effects of the COVID-19 pandemic beginning in mid-March. We have made significant operational changes to help protect the health and safety of our team, our customers and our trade partners and simultaneously taken steps to enhance our liquidity.”
Beazer Homes Fiscal Second Quarter 2020 Highlights and Comparison to Fiscal Second Quarter 2019

•
Net income from continuing operations of $10.6 million, compared to net loss from continuing operations of $100.8 million in fiscal second quarter 2019, which included an impairment charge of $147.6 million pre-tax

•	Adjusted EBITDA of $43.9 million, up 34.7%

•	Homebuilding revenue of $488.0 million, up 15.9% on a 12.6% increase in home closings to 1,277 and a 2.9% increase in average selling price to $382.1 thousand

•	Homebuilding gross margin was 16.1%. Excluding impairments, abandonments and amortized interest, homebuilding gross margin was 20.8%, up 100 basis points

•	SG&A as a percentage of total revenue was 12.0%, down 70 basis points year-over-year

•	Unit orders of 1,661, up 3.9% on an increase in average community count to 167 and a slight increase in orders/community/month to 3.3

•	Dollar value of backlog of $895.0 million, up 14.3%

The following provides additional details on the Company's performance during the fiscal second quarter 2020:
Profitability. Second quarter net income from continuing operations was $10.6 million, generating diluted earnings per share of $0.35. Net income was up $4.4 million year-over-year after adjusting for impairment charges and gain on debt extinguishment taken during the same period last year. Adjusted EBITDA of $43.9 million was up $11.3 million year-over-year.
Orders. Net new orders for the second quarter increased 3.9% year-over-year, to 1,661. The increase in net new orders was primarily driven by a 2.2% increase in average community count to 167. The cancellation rate for the quarter was 15.8%, up 130 basis points year-over-year.
Homebuilding Revenue. Second quarter closings rose 12.6% to 1,277 homes. Combined with a 2.9% increase in the average selling price to $382.1 thousand, homebuilding revenue was $488.0 million, up 15.9% year-over-year.
Backlog. The dollar value of homes in backlog as of March 31, 2020 increased 14.3% to $895.0 million, or 2,231 homes, compared to $783.3 million, or 1,989 homes, at the same time last year. The average selling price of homes in backlog was $401.2 thousand, up 1.9% year-over-year.
Homebuilding Gross Margin. Homebuilding gross margin (excluding impairments, abandonments and amortized interest) was 20.8% for the second quarter, up 100 basis points year-over-year.
SG&A Expenses. Selling, general and administrative expenses, as a percentage of total revenue, were 12.0% for the quarter, down 70 basis points year-over-year.
Liquidity Update. At the close of the second quarter, total liquidity was $294.3 million including a fully drawn $250.0 million revolving credit facility. This compares to total liquidity of $221.4 million at March 31, 2019, including cash of $86.4 million and undrawn revolving credit facility capacity of $135.0 million.

As we stated in our April 6th announcement of preliminary operating results, despite an increasingly challenging business environment as a result of the COVID-19 pandemic, especially in the final weeks of March, we generated strong fiscal second quarter results. We also ended the quarter with substantially more liquidity than in the same period in the prior year. However, due to uncertainty surrounding this ongoing public health crisis and its continued impact on the U.S. economy, we cannot predict either the near-term or long-term effects that the pandemic will have on our business. We intend to provide further updates on the current impact of the pandemic on our operations during a conference call on April 30, 2020 at 5:00 p.m. ET to discuss our second fiscal quarter results. Information on the conference call is provided below.

Summary results for the three and six months ended March 31, 2020 are as follows:

	Three Months Ended March 31,
	2020	2019	Change*
New home orders, net of cancellations	1,661	1,598	3.9%
Orders per community per month	3.3	3.3	1.7%
Average active community count	167	163	2.2%
Actual community count at quarter-end	166	166	—%
Cancellation rates	15.8%	14.5%	130 bps

Total home closings	1,277	1,134	12.6%
Average selling price (ASP) from closings (in thousands)	$382.1	$371.2	2.9%
Homebuilding revenue (in millions)	$488.0	$420.9	15.9%
Homebuilding gross margin	16.1%	(10.5)%	2660 bps
Homebuilding gross margin, excluding impairments and abandonments (I&A)	16.1%	15.4%	70 bps
Homebuilding gross margin, excluding I&A and interest amortized to cost of sales	20.8%	19.8%	100 bps

Income (loss) from continuing operations before income taxes (in millions)	$14.8	$(139.0)	$153.8
Expense (benefit) from income taxes (in millions)	$4.2	$(38.2)	$42.3
Income (loss) from continuing operations (in millions)	$10.6	$(100.8)	$111.4
Basic income (loss) per share from continuing operations	$0.36	$(3.28)	$3.64
Diluted income (loss) per share from continuing operations	$0.35	$(3.28)	$3.63

Income (loss) from continuing operations before income taxes (in millions)	$14.8	$(139.0)	$153.8
Gain on debt extinguishment (in millions)	$—	$0.2	$0.2
Inventory impairments and abandonments (in millions)	$—	$(147.6)	$(147.6)
Income from continuing operations excluding gain on debt extinguishment and inventory impairments and abandonments before income taxes (in millions)	$14.8	$8.4	$6.4
Income from continuing operations excluding gain on debt extinguishment and inventory impairments and abandonments after income taxes (in millions)+	$10.6	$6.2	$4.4

Net income (loss)	$10.6	$(100.9)	$111.5

Land and land development spending (in millions)	$123.0	$139.9	$(16.9)

Adjusted EBITDA (in millions)	$43.9	$32.6	$11.3
LTM Adjusted EBITDA (in millions)	$194.0	$196.2	$(2.1)

* Change and totals are calculated using unrounded numbers.
+ There were no debt extinguishment and inventory impairments and abandonments for the three months ended March 31, 2020. For the three months ended March 31, 2019, gain on debt extinguishment and inventory impairments and abandonments were tax-effected at the effective tax rate of 27.5%.
"LTM" indicates amounts for the trailing 12 months.

	Six Months Ended March 31,
	2020	2019	Change*
New home orders, net of cancellations	2,912	2,574	13.1%
LTM orders per community per month	2.9	2.8	3.6%
Cancellation rates	15.4%	16.6%	-120 bps

Total home closings	2,389	2,217	7.8%
ASP from closings (in thousands)	$379.0	$370.7	2.2%
Homebuilding revenue (in millions)	$905.4	$821.9	10.2%
Homebuilding gross margin	15.7%	2.0%	1370 bps
Homebuilding gross margin, excluding impairments and abandonments (I&A)	15.7%	15.4%	30 bps
Homebuilding gross margin, excluding I&A and interest amortized to cost of sales	20.3%	19.8%	50 bps

Income (loss) from continuing operations before income taxes (in millions)	$17.4	$(135.6)	$153.0
Expense (benefit) from income taxes (in millions)	$4.0	$(42.1)	$46.0
Income (loss) from continuing operations (in millions)	$13.4	$(93.5)	$106.9
Basic and diluted income (loss) per share from continuing operations	$0.45	$(2.99)	$3.44

Income (loss) from continuing operations before income taxes (in millions)	$17.4	$(135.6)	$153.0
Gain on debt extinguishment (in millions)	$—	$0.2	$(0.2)
Inventory impairments and abandonments (in millions)	$—	$(148.6)	$(148.6)
Income from continuing operations excluding gain on debt extinguishment and inventory impairments and abandonments before income taxes (in millions)	$17.4	$12.8	$4.6
Income from continuing operations excluding gain on debt extinguishment and inventory impairments and abandonments (in millions)+	$13.4	$14.1	$(0.7)

Net income (loss)	$13.4	$(93.6)	$106.9

Land and land development spending (in millions)	$269.0	$260.9	$8.1

Adjusted EBITDA (in millions)	$73.3	$59.4	$13.8
* Change and totals are calculated using unrounded numbers.
+ There were no inventory impairments and abandonments for the six months ended March 31, 2020. For the six months ended March 31, 2019, gain on debt extinguishment and inventory impairments and abandonments were tax-effected at the effective tax rate of 27.5%.
“LTM” indicates amounts for the trailing 12 months.

	As of March 31,
	2020	2019	Change
Backlog units	2,231	1,989	12.2%
Dollar value of backlog (in millions)	$895.0	$783.3	14.3%
ASP in backlog (in thousands)	$401.2	$393.8	1.9%
Land and lots controlled	19,654	22,383	(12.2)%

Conference Call
The Company will hold a conference call on April 30, 2020 at 5:00 p.m. ET to discuss these results. Interested parties may listen to the conference call and view the Company's slide presentation on the "Investor Relations" page of the Company's website, www.beazer.com. In addition, the conference call will be available by telephone at 800-475-0542 (for international callers, dial 517-308-9429). To be admitted to the call, enter the pass code “8571348.” A replay of the conference call will be available, until 5:00 PM ET on May 10, 2020 at 888-566-0596 (for international callers, dial 203-369-3072) with pass code “3740.”
Headquartered in Atlanta, Beazer Homes (NYSE: BZH) is one of the country’s largest homebuilders. Every Beazer home is designed and built to provide Surprising Performance, giving you more quality and more comfort from the moment you move in - saving you money every month. With Beazer's Choice Plans™, you can personalize your primary living areas - giving you a choice of how you want to live in the home, at no additional cost. And unlike most national homebuilders, we empower our customers to shop and compare loan options. Our Mortgage Choice program gives you the resources to easily compare multiple loan offers and choose the best lender and loan offer for you, saving you thousands over the life of your loan. We build our homes in Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, North Carolina, South Carolina, Tennessee, Texas, and Virginia. For more information, visit beazer.com, or check out Beazer on Facebook, Instagram and Twitter.
This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things: (i) the potential negative impact of the COVID-19 pandemic, which, in addition to exacerbating each of the risks listed below, may include a significant decrease in demand for our homes or consumer confidence generally with respect to purchasing a home, an inability to sell and build homes in a typical manner or at all, increased costs or decreased supply of building materials or the availability of subcontractors, housing inspectors, and other third-parties we rely on to support our operations, and recognizing charges in future periods, which may be material, for goodwill impairments, inventory impairments and/or land option contract abandonments; (ii) our ability to raise debt and/or equity capital, due to factors such as limitations in the capital markets (including market volatility) or adverse credit market conditions, which have worsened and may continue to worsen as a result of the COVID-19 pandemic, and our ability to otherwise meet our ongoing liquidity needs (which could cause us to fail to meet the terms of our covenants and other requirements under our various debt instruments and therefore trigger an acceleration of a significant portion or all of our outstanding debt obligations), including the impact of any downgrades of our credit ratings or reduction in our liquidity levels; (iii) market perceptions regarding any capital raising initiatives we may undertake (including future issuances of equity or debt capital); (iv) the cyclical nature of the homebuilding industry and a potential deterioration in homebuilding industry conditions; (v) economic changes nationally or in local markets, changes in consumer confidence, wage levels, declines in employment levels, inflation or increases in the quantity and decreases in the price of new homes and resale homes on the market; (vi) shortages of or increased prices for labor, land or raw materials used in housing production, and the level of quality and craftsmanship provided by our subcontractors; (vii) the availability and cost of land and the risks associated with the future value of our inventory, such as asset impairment charges we took on select California assets during the second quarter of fiscal 2019; (viii) factors affecting margins, such as decreased land values underlying land option agreements, increased land development costs in communities under development or delays or difficulties in implementing initiatives to reduce our production and overhead cost structure; (ix) estimates related to homes to be delivered in the future (backlog) are imprecise, as they are subject to various cancellation risks that cannot be fully controlled; (x) increases in mortgage interest rates, increased disruption in the availability of mortgage financing, changes in tax laws or otherwise regarding the deductibility of mortgage interest expenses and real estate taxes or an increased number of foreclosures; (xi) increased competition or delays in reacting to changing consumer preferences in home design; (xii) natural disasters or other related events that could result in delays in land development or home construction, increase our costs or decrease demand in the impacted areas; (xiii) the potential recoverability of our deferred tax assets; (xiv) potential delays or increased costs in obtaining necessary permits as a result of changes to, or complying with, laws, regulations or governmental policies, and possible penalties for failure to comply with such laws, regulations or governmental policies, including those related to the environment; (xv) the results of litigation or government proceedings and fulfillment of any related obligations; (xvi) the impact of construction defect and home warranty claims; (xvii) the cost and availability of insurance and surety bonds, as well as the sufficiency of these instruments to cover potential losses incurred; (xiii) the impact of information technology failures, cybersecurity issues or data security breaches; (xix) terrorist acts, natural disasters, acts of war or other factors over which the Company has little or no control; or (xx) the impact on homebuilding in key markets of governmental regulations limiting the availability of water.
Any forward-looking statement, including any statement expressing confidence regarding future outcomes, speaks only as of the date on which such statement is made and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time-to-time, and it is not possible to predict all such factors.

CONTACT: Beazer Homes USA, Inc.

David I. Goldberg
Vice President of Treasury and Investor Relations
770-829-3700
investor.relations@beazer.com

-Tables Follow-

BEAZER HOMES USA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
in thousands (except per share data)	2020	2019	2020	2019
Total revenue	$489,413	$421,260	$907,217	$823,300
Home construction and land sales expenses	410,568	356,329	765,235	696,707
Inventory impairments and abandonments	—	147,611	—	148,618
Gross profit (loss)	78,845	(82,680)	141,982	(22,025)
Commissions	18,744	15,998	34,809	31,735
General and administrative expenses	40,050	37,372	79,749	76,014
Depreciation and amortization	3,627	2,900	7,054	5,670
Operating income (loss)	16,424	(138,950)	20,370	(135,444)
Equity in income of unconsolidated entities	147	81	134	17
Gain on extinguishment of debt	—	216	—	216
Other expense, net	(1,786)	(337)	(3,126)	(379)
Income (loss) from continuing operations before income taxes	14,785	(138,990)	17,378	(135,590)
Expense (benefit) from income taxes	4,170	(38,158)	3,959	(42,080)
Income (loss) from continuing operations	10,615	(100,832)	13,419	(93,510)
Loss from discontinued operations, net of tax	(1)	(30)	(59)	(41)
Net income (loss)	$10,614	$(100,862)	$13,360	$(93,551)
Weighted average number of shares:
Basic	29,868	30,714	29,808	31,263
Diluted	29,975	30,714	30,078	31,263

Basic income (loss) per share:
Continuing operations	$0.36	$(3.28)	$0.45	$(2.99)
Discontinued operations	—	—	—	—
Total	$0.36	$(3.28)	$0.45	$(2.99)
Diluted income (loss) per share:
Continuing operations	$0.35	$(3.28)	$0.45	$(2.99)
Discontinued operations	—	—	—	—
Total	$0.35	$(3.28)	$0.45	$(2.99)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
Capitalized Interest in Inventory	2020	2019	2020	2019
Capitalized interest in inventory, beginning of period	$137,010	$151,886	$136,565	$144,645
Interest incurred	22,271	25,803	43,827	50,724
Capitalized interest impaired	—	(13,792)	—	(13,907)
Interest expense not qualified for capitalization and included as other expense	(1,928)	(597)	(3,370)	(839)
Capitalized interest amortized to home construction and land sales expenses	(22,660)	(18,544)	(42,329)	(35,867)
Capitalized interest in inventory, end of period	$134,693	$144,756	$134,693	$144,756

BEAZER HOMES USA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

in thousands (except share and per share data)	March 31, 2020	September 30, 2019
ASSETS
Cash and cash equivalents	$294,265	$106,741
Restricted cash	18,282	16,053
Accounts receivable (net of allowance of $309 and $304, respectively)	20,574	26,395
Income tax receivable	9,224	4,935
Owned inventory	1,595,300	1,504,248
Investments in unconsolidated entities	4,040	3,962
Deferred tax assets, net	238,766	246,957
Property and equipment, net	25,820	27,421
Operating lease right-of-use assets	15,109	—
Goodwill	11,376	11,376
Other assets	6,239	9,556
Total assets	$2,238,995	$1,957,644
LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$137,238	$131,152
Operating lease liabilities	$17,147	$—
Other liabilities	108,336	109,429
Total debt (net of debt issuance costs of $11,867 and $12,470, respectively)	1,428,792	1,178,309
Total liabilities	1,691,513	1,418,890
Stockholders’ equity:
Preferred stock (par value $0.01 per share, 5,000,000 shares authorized, no shares issued)	—	—
Common stock (par value $0.001 per share, 63,000,000 shares authorized, 31,020,398 issued and outstanding and 30,933,110 issued and outstanding, respectively)	31	31
Paid-in capital	849,643	854,275
Accumulated deficit	(302,192)	(315,552)
Total stockholders’ equity	547,482	538,754
Total liabilities and stockholders’ equity	$2,238,995	$1,957,644

Inventory Breakdown
Homes under construction	$634,380	$507,542
Development projects in progress	706,691	738,201
Land held for future development	28,531	28,531
Land held for sale	10,716	12,662
Capitalized interest	134,693	136,565
Model homes	80,289	80,747
Total owned inventory	$1,595,300	$1,504,248

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA – CONTINUING OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
SELECTED OPERATING DATA	2020	2019	2020	2019
Closings:
West region	735	606	1,429	1,207
East region	235	213	427	401
Southeast region	307	315	533	609
Total closings	1,277	1,134	2,389	2,217

New orders, net of cancellations:
West region	953	806	1,690	1,325
East region	351	334	584	535
Southeast region	357	458	638	714
Total new orders, net	1,661	1,598	2,912	2,574

	As of March 31,
Backlog units at end of period:	2020	2019
West region	1,243	976
East region	498	415
Southeast region	490	598
Total backlog units	2,231	1,989
Dollar value of backlog at end of period (in millions)	$895.0	$783.3

in thousands	Three Months Ended March 31,		Six Months Ended March 31,
SUPPLEMENTAL FINANCIAL DATA	2020	2019	2020	2019
Homebuilding revenue:
West region	$267,231	$210,430	$521,629	$419,374
East region	110,011	93,751	187,656	181,516
Southeast region	110,744	116,764	196,100	221,037
Total homebuilding revenue	$487,986	$420,945	$905,385	$821,927

Revenue:
Homebuilding	$487,986	$420,945	$905,385	$821,927
Land sales and other	1,427	315	1,832	1,373
Total revenue	$489,413	$421,260	$907,217	$823,300

Gross profit (loss):
Homebuilding	$78,744	$(44,148)	$141,852	$16,471
Land sales and other	101	(38,532)	130	(38,496)
Total gross profit (loss)	$78,845	$(82,680)	$141,982	$(22,025)

Reconciliation of homebuilding gross profit and the related gross margin before impairments and abandonments and interest amortized to cost of sales to homebuilding gross profit (loss) and gross margin, the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that this information assists investors in comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies' respective level of impairments and level of debt.

	Three Months Ended March 31,				Six Months Ended March 31,
in thousands	2020		2019		2020		2019
Homebuilding gross profit (loss)/margin	$78,744	16.1%	$(44,148)	(10.5)%	$141,852	15.7%	$16,471	2.0%
Inventory impairments and abandonments (I&A)	—		109,023		—		110,030
Homebuilding gross profit/margin before I&A	78,744	16.1%	64,875	15.4%	141,852	15.7%	126,501	15.4%
Interest amortized to cost of sales	22,660		18,544		42,329		35,867
Homebuilding gross profit/margin before I&A and interest amortized to cost of sales	$101,404	20.8%	$83,419	19.8%	$184,181	20.3%	$162,368	19.8%

Reconciliation of Adjusted EBITDA to total company net income (loss), the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that Adjusted EBITDA assists investors in understanding and comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies' respective capitalization, tax position and level of impairments. These EBITDA measures should not be considered alternatives to net income (loss) determined in accordance with GAAP as an indicator of operating performance.
The reconciliation of Adjusted EBITDA to total company net income (loss) below differs from prior year, as it reclassifies stock-based compensation expense from an adjustment within EBITDA to an adjustment within Adjusted EBITDA in order to accurately present EBITDA per its definition.

	Three Months Ended March 31,		Six Months Ended March 31,		LTM Ended
in thousands	2020	2019	2020	2019	2020	2019
Net income (loss)	$10,614	$(100,862)	$13,360	$(93,551)	$27,391	$(19,537)
Expense (benefit) from income taxes	4,170	(38,168)	3,942	(42,092)	8,789	(56,691)
Interest amortized to home construction and land sales expenses and capitalized interest impaired	22,660	32,336	42,329	49,774	101,496	106,756
Interest expense not qualified for capitalization	1,928	597	3,370	839	5,640	1,079
EBIT	39,372	(106,097)	63,001	(85,030)	143,316	31,607
Depreciation and amortization	3,627	2,900	7,054	5,670	16,143	13,904
EBITDA	42,999	(103,197)	70,055	(79,360)	159,459	45,511
Stock-based compensation expense	899	2,180	3,210	4,294	9,442	9,344
(Gain) loss on extinguishment of debt	—	(216)	—	(216)	25,136	1,719
Inventory impairments and abandonments (b)	—	133,819	—	134,711	—	139,249
Joint venture impairment and abandonment charges	—	—	—	—	—	341
Adjusted EBITDA	$43,898	$32,586	$73,265	$59,429	$194,037	$196,164

(a) “LTM” indicates amounts for the trailing 12 months.
(b) In periods during which we impaired certain of our inventory assets, capitalized interest that is impaired is included in the line above titled “Interest amortized to home construction and land sales expenses and capitalized interest impaired.”